Registration No. 333-



                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM SB-2

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                            Shopathomekids.Com, Inc.
                 (Name of Small Business Issuer in its charter)

  Texas                       5961                          75-2882140

  (State or Jurisdiction of   (Primary Standard Industrial   (I.R.S. Employer Identification No.)
  organization)               Classification Code No.)


                           223 E. FM 1382, Suite 12720
                            Cedar Hill, Texas, 75104
                        (972) 293-2424 Fax (972) 293-1171

        (Address and telephone number of Registrant's principal executive offices and principal place of business)

                            Shawn F. Hackman, a P.C.
                 3360 West Sahara Avenue, Suite 200, Las Vegas,
                Nevada 89102; (702) 732-2253, fax: (702) 940-4006

                                Lewis Prowse II
       211 Bob White, Desoto, TX 75123; (972) 293-2424 Fax (972) 293-1171

           (Name, address, and telephone number of agent for service)

                    Approximate date of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                           If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / X /_________________________.

                           If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, please check the following box and list the Securities Act. [ ]
                           __________________.

                           If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ]
                           __________________.

                           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, please check the following box and list the Securities Act registration statement number [ ]
                           _________________.

                           If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box [ ]_________________________.



                         CALCULATION OF REGISTRATION FEE


Title of Class of         Amount to be Registered   Proposed Max. Off.Price   Proposed Maximum          Amount Of
Securities                                          Per Share                 Offering Price (1)        Registration Fee

Common stock, $.001                       400,000                     $0.25                  $100,000                    $26.40

Common stock, $.001                     3,399,300                     $0.25                  $849,825                   $224.35

Total                                   3,799,300                     $0.25                  $949,825                   $250.75

(1)  Estimated solely for purposes of calculating the registration fee.

(2) Represents common stock to be registered on behalf of the 21 selling security-holders.



                  PART ONE. INFORMATION REQUIRED IN PROSPECTUS






                                   PROSPECTUS

                            SHOPATHOMEKIDS.COM, INC.

                                    3,799,300

                                  Common Stock

                         Offering Price $0.25 per share



Shopathomekids.com, Inc., a Texas corporation ("Company"), is hereby offering up to 400,000 shares of its $0.001 par value common stock ("Shares") at an offering price of $0.25 per Share pursuant to the terms of this Prospectus for the purpose of providing working capital for Shopathomekids.com, Inc. In addition, Shopathomekids.com, Inc. is registering 3,399,300 outstanding shares on behalf of the holders of such common stock. All costs incurred in the registration of these shares are being borne by Shopathomekids.com, Inc. No underwriter or broker/dealer has been retained by Shopathomekids.com, Inc. to assist in the sale of the shares. The shares offered on behalf of the company will be sold by the officers and directors of Shopathomekids.com, Inc. All shares being sold by the selling securityholders will be offered and sold by each individual securityholder. The officers and directors of Shopathomekids.com, Inc. will not be involved in the offer and sale of securityholders shares other than their own.

The shares will become tradeable on the effective date of this prospectus. The selling securityholders will receive the proceeds from the sale of their shares and Shopathomekids.com, Inc. will not receive any of the proceeds from such sales. The selling securityholders, directly or through agents, dealers or representatives to be designated from time to time, may sell their shares on terms to be determined at the time of sale, however for the purpose of this offerint the initial price is established at $0.25 per share. There can be no guarantee of the price the selling seecurityholders will receive for their shares. SEE "PLAN OF DISTRIBUTION." The selling securityholders reserve the sole right to accept or reject, in whole or in part, any proposed purchase of his or her shares being offered for sale.

The Shares offered hereby are highly speculative and involve a high degree of risk to public investors and should be purchased only by persons who can afford to lose their entire investment (See "Risk Factors" starting on page ).

      ..........................................
    ............................................                                       Underwriting
    ............................................           Price to Public             Discounts Comission       Proceeds to Issuer
  Per  Share ...................................           $         0.25              -0-                       $         0.25
  Minimum ......................................           $    20,000.00              -0-                       $    20,000.00
  Maximum ......................................           $   949,825.00              -0-                       $   100,000.00




Information contained herein is subject to completion or amendment. The registration statement relating to the securities has been filed with the Securities and Exchange Commission. The securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

       Subject to Completion, Dated ________________, 2000


                                                                 1





This offering involves a significant degree of risk and prospective investors need to read the section called "Risk Factors" which begins on page 6.

We are registering for sale 3,399,300 shares on behalf of 21 selling security-holders of our common stock. Included in the selling security-holders are the current officers and directors consisting of 3,000,000 of the shares being offered by current shareholders.

We must sell a minimum of 80,000 units within 240 days from the effective date of this Registration. Amounts received will be deposited in our bank account and will not be available to us until the minimum amount of $20,000 is received. The officers and directors will only offer their shares for sale after the minimum amount of $20,000 has been received by Shopathomekids.com, Inc. The officers and directors will only be allowed to sell their shares on a delayed basis if a trading market ever develops and not through privately negotiated transactions during this offering before trading starts. If a public market does not develop for the Company's securitites the officers and directors will not be permitted sell their shares registered in this offering. If a trading market develops the officers and directors will be subject to Rule 144 limitations.

These securities will be offered in a self under written offering by our officers and directors namely Mr. Lewis Prowse II President and Director of Shopathiomekids.com, Inc. and Larry Ballard Secretary/Treasurer and Director of Shopathomekids.com, Inc.

Neither the Securities and Exchange Commission, nor any state securities commission, has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

(1) A minimum of 80,000 shares and a maximum of 400,000 shares may be sold on a "bestefforts" basis. All proceeds from this offering will be held in the bank account of Shopathomekids.com, Inc. until the minimum amount has been received. If the minimum amount is not reached within the prescribed 240 days all funds will be reimbursed plus interest to shareholders within 7 days of the cut off date.

(2) The Net Proceeds to Shopathomekids.com, Inc. is before the payment of certain expenses in connection with this offering. See "Use of Proceeds."

                                                             Table of Contents
      ........................................................................
  ============================================================================   ==

       Prospectus Summary ....................................................    4

              Selected Financial Data ........................................    5

       Risk Factors ..........................................................    6

       Use of Proceeds .......................................................   11

       Determination of Offering Price .......................................   13

       Dilution ..............................................................   13

       Plan of Distribution ..................................................   14

       Legal Proceedings .....................................................   15

       Directors, Executive Officers, Promoters, and

            Control Persons ..................................................   15

       Security Ownership of Certain Beneficial Owners

            and Management ...................................................   16

       Description of Securities .............................................   19

       Interest of Named Experts and Counsel .................................   20

       Disclosure of Commission Position on Indemnification

            For Securities Act Liabilities ...................................   20


       Description of Business ...............................................   21

       Management's Discussion and Analysis of Financial

            Conditions and Results of Operation ..............................   23

       Description of Property ...............................................   25

       Certain Relationships and Related Transactions ........................   25

       Market for Common Equity and Related Stockholder Matters ..............   25

       Executive Compensation ................................................   26

       Financial Statements ..................................................   27

       Changes in and Disagreements with Accountants of Accounting Matters ...   28








                                        3
                       INITIAL PUBLIC OFFERING PROSPECTUS

                        3,799,300 SHARES OF COMMON STOCK

Shopathomekids.com, Inc. was formed to offer an alternative to kids and teens who wanted to find a common gathering place on the internet to share ideas through live chat channels in a safe and secure environment.

Shopathomekids.com, Inc. will offer a new product for kids and teens to purchase products through the internet via a proprietary online credit card system that can be funded by parents and family members. The card system will be password protected and function similarly to a standard credit card. The amount the purchaser can spend is directly related to the amount of funds that have been contributed to the account by the customer or a family member.

This is our initial public offering. The initial public offering price will be $0.25 per share. We are also registering for sale 3,399,300 shares on behalf of selling security-holders who's shares will also be priced at an initial offering price of $0.25 however the actual sales price will be determined by the market price at the time of sale or the price of a privately negotiated transaction.. Included in the selling security-holders are the officers and directors who are registering 300,000,000 shares for sale. No market currently exists for our shares and there is no guarantee that a market will ever develop.



THE OFFERING AND SHOPATHOMEKIDS.COM, INC.'S SECURITIES

      ..................................
  Sold .................................     Minimum     Maximum

  Securities Being Offered .............      80,000     400,000

  Shares Outstanding Before the Offering   8,413,200   8,413,200

  Shares Outstanding After the Offering    8,493,200   8,813,200


o We intend to use our proceeds:

               to conduct market research and commence our market strategy,

               to further develop our website,

               to secure suppliers for the products we intend to sell,

               to help establish strategic partnerships

               to establish a financial reporting system and for general corporate and working capital.






The Offering.

Shares of Shopathomekids.com, Inc. will be offered at $0.25 per Share. See "Plan of Distribution." The minimum purchase required of an investor is $100.00. If all the Shares offered are sold, the net proceeds to the Company will be $100,000. See "Use of Proceeds." This balance will be used as working capital for Shopathomekids.com, Inc.

Liquidity of Investment.

Although the Shares will be "free trading," there is no established market for the Shares and there may not be in the future. Therefore, an investor should consider his investment to be long-term. See "Risk Factors."
Selected Financial Data

As more fully discussed in accompanying financial statements, The following table sets forth selected financial data of Shopathomekids.com, Inc. through July 31, 2000. The selected financial data has been derived from the audited consolidated financial statements and notes thereto of Shopathomekids.com, Inc. which is included elsewhere in this prospectus. As of this date there has been limited activity in Shopathomekids.com, Inc.

                             STATEMENT OF CASH FLOWS
                  OCTOBER 27, 1999 (INCEPTION) TO JULY 31, 2000



                   CASH FLOWS FROM OPERATING ACTIVITIES

      ...............................................................................
                     Net loss .......................................................   $
                                                                                        (22,992)

                      Adjustments to reconcile net loss to net cash used by operating activities

                     Expenses paid by stockholder
                                                                                          2,626

                     Depreciation
                                                                                          2,600

                     Common stock issued for services
                                                                                          3,667

                     Increase in accrued interest
                                                                                          5,500
                                                                                        -------

                     Net cash used in operating activities
                                                                                         (8,599)
                                                                                        -------

                     CASH FLOWS FROM INVESTING ACTIVITIES

                         Purchase of equipment ......................................    (4,020)
                                                                                        -------


                     CASH FLOWS FROM FINANCING ACTIVITIES

                     Proceeds from notes payable
                                                                                         40,000

                     Increase in deferred offering costs ............................   (20,000)

                     Sale of common stock
                                                                                          1,500
                                                                                        -------

                     Net cash provided by financing activities
                                                                                         21,500
                                                                                        -------


                     Net increase in cash and cash equivalents
                                                                                          8,881

                     CASH AND CASH EQUIVALENTS - Beginning of period ................      --
                                                                                        -------

                     CASH AND CASH EQUIVALENTS - July 31, 2000 ......................   $
                                                                                          8,881
                                                                                        =======








                               BALANCE SHEET DATA
                  OCTOBER 27, 1999 (INCEPTION) TO JULY 31, 2000


      ................................................................................
                    ASSETS

                    Current assets
                         Cash and cash equivalents ...................................          $
                                                                                            8,881

                     Property and equipment, net of accumulated depreciation of $2,600
                                                                                           14,820
                     Other assets
                                                                                           34,020
                                                                                         --------
                                                                                         --------


                            Total assets .............................................    $57,721
                                                                                         ========
                                                                                         ========

                    LIABILITIES AND STOCKHOLDER'S EQUITY
                     Current Liabilities
                         Accrued interest
                                                                                            4,125
                         Notes payable ...............................................     10,000
                                                                                         --------
                         Total current liabilities ...................................     14,125

                     Notes payable, less current portion .............................     30,000
                                                                                         --------

                            Total liabilities ........................................     44,125
                                                                                         --------

                    STOCKHOLDERS' EQUITY
                      Preferred stock, $0.001 par value;
                        50,000,000 shares authorized, no shares
                        issued and outstanding .......................................       --
                      Common stock, $0.001 par value;
                        100,000,000 shares authorized,
                        8,418,300 shares issued and outstanding
                                                                                            8,418
                      Additional paid in capital .....................................     28,170
                      Deficit accumulated during
                        the development stage ........................................    (22,992)
                                                                                         --------
                                                                                         --------
                            Total stockholders' equity ...............................     13,596
                                                                                         --------
                                                                                         --------

                         Total liabilities and stockholders' equity ..................    $57,721
                                                                                         ========






                                        5
Risk Factors

An investment in Shopathomekids.com, Inc. involved risks due in part to a limited previous financial and operating history of Company, as well as competition in the Bowling industry. Also, certain potential conflicts of interest arise due to the relationship of Shopathomekids.com, Inc. to management and others. See "Risk Factors."

                                  RISK FACTORS


THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE A HIGH DEGREE OF RISK. THEY SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT. THEREFORE, EACH PROSPECTIVE INVESTOR SHOULD, PRIOR TO PURCHASE, CONSIDER VERY CAREFULLY THE FOLLOWING RISK FACTORS AMONG OTHER THINGS, AS WELL AS ALL OTHER INFORMATION SET FORTH IN THIS PROSPECTUS.

THE PRESIDENT AND 12.1% SHAREHOLDER IS ATTAMPTING TO SELL 500,000 SHARES WHICH REPRESENTS 49.1% OF HIS POSITION.


         The president and 12.1% shareholder Mr. Lewis Prowse II is registering 500,000 shares for sale. If a trading market ever is developed and Mr. Prowse registers 500,000 of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Prowse will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and when a trading market develops.

THE SECRETARY/TREASURER AND 12.1% SHAREHOLDER IS ATTAMPTING TO SELL 500,000 SHARES WHICH REPRESENTS 49.1% OF HIS POSITION.

         The secretary and 12.1% shareholder Mr. Larry E. Ballard is registering 500,000 shares for sale. If a trading market ever is developed and Mr. Ballard registers 500,000 of his shares for sale in this registered offering, he will be subject to limitations of Rule 144, including its volume limitations in the sale of his shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mr. Ballard will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and when a trading market develops.

A DIRECTOR AND 35.7% SHAREHOLDER IS ATTEMPTING TO SELL 1,000,000 OF HER SHARES WHICH REPRESENTS 33.33% OF HER POSITION.

         The director and 35.7% shareholder Mrs. Romie Krickbaum, is registering 1,000,000 shares for sale. If a trading market ever is developed and Mrs. Krickbaum registers 1,000,000 of her shares for sale in this registered offering, she will be subject to limitations of Rule 144, including its volume limitations in the sale of her shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mrs. Krickbaum will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and when a trading market develops.

A DIRECTOR AND 35.4% SHAREHOLDER IS ATTEMPTING TO SELL 1,000,000 OF HER SHARES WHICH REPRESENTS 33.5% OF HER POSITION.

The director and 35.4% shareholder Mrs. Tarja Mees, is registering 1,000,000 shares for sale. If a trading market ever is developed and Mrs. Mees registers 1,000,000 of her shares for sale in this registered offering, she will be subject to limitations of Rule 144, including its volume limitations in the sale of her shares. The timing of such sales and the price at which the shares are sold by the selling security holder could have an adverse effect upon the public market for the common stock, should one develop. Mrs. Mees will only be allowed to offer shares for sale after the minimum offering amount of $20,000 has been met and when a trading market develops.

WE HAVE A HISTORY OF LOSSES AND WE ANTICIPATE FUTURE LOSSES AND NEGATIVE CASHFLOWS.

         Since inception, October 27, 1999 we have incurred significant losses. As of July 31, 2000, we have incurred net losses of $22,292.

    We expect operating losses and negative cash flow to continue for the foreseeable future. We anticipate our losses will increase significantly from current levels because we expect to incur additional costs and expenses related to:

-    brand development, marketing and other promotional activities;

- the continued development of our Web site, transaction-processing systems and network infrastructure;

-    the expansion of our product offerings and Web site content; and

-    strategic relationship development.

         Our ability to become profitable depends on our ability to generate and sustain substantially higher net sales while maintaining reasonable expense levels. If we do achieve profitability, we cannot be certain that we would be able to sustain or increase profitability on a quarterly or annual basis in the future. See "Selected Financial Data" and "Management's Discussion and Analysis of Financial Condition and Results of Operations".


SEASONALITY COULD AFFECT OUR QUARTERLY SALES

         Because we are in the business of selling toys, the demand for our products could change dramatically depending on the time of the year. For example; during the Christmas holiday season the demand for our products should be higher than the summer months. As a result of the fluctuating demand our sales will be dramatically affected which will change our results form operations from quarter to quarter.

WE DO NOT PLAN TO STORE ANY INVENTRY OF OUR PRODUCTS

         We do not plan to store any inventory of products. As a result there is a possibility customers may not receive products in a timely manner if the distributor occurs difficulty in receiving or acquiring products. If this becomes a problem there is a possibility that we may lose customers and would eventually affect our operating results. If this occurs our stock price could become extremely volatile.

BECAUSE WE DO NOT HAVE LONG-TERM OR EXCLUSIVE VENDOR CONTRACTS, WE MAY NOT BE ABLE TO GET SUFFICIENT QUANTITIES OF POPULAR CHILDREN'S PRODUCTS IN A TIMELY MANNER. AS A RESULT, WE COULD LOSE CUSTOMERS.

If we are not able to offer our customers sufficient quantities of toys or other products in a timely manner, we could lose customers and our net sales could be below expectations. Our success depends on our ability to purchase products in sufficient quantities at competitive prices, particularly for the holiday shopping season. As is common in the industry, we do not have long-term or exclusive arrangements with any vendor or distributor that guarantee the vailability of toys or other children's products for resale. Therefore, we do not have a predictable or guaranteed supply of toys or other products.

LIMITED EXPERIENCE OF MANAGEMENT

         The management has limited experience in relation to the internet and marketing industry. There is no guarantee that management will have the ability to be successful in starting and managing an onging business. Because of the lack of experience of management there is a possibility you may lose your entire investment. In addition, all decisions with respect to the management of Shopathomekids.com, Inc. will be made exclusively by the officers and directors of the Company. Investors will only have rights associated with minority ownership interest rights to make decision which effect Shopathomekids.com, Inc.. The success of Shopathomekids.com, Inc. , to a large extent, will depend on the quality of the directors and officers Shopathomekids.com, Inc. can attract. Accordingly, no person should invest in the Shares unless he is willing to entrust all aspects of the management to the officers and directors of Shopathomekids.com, Inc.. At present Shopathomekids.com, Inc. does not have key man life insurance. If a catastrophic event were to occur to either officer or director of Shopathomekids.com, Inc. it will have an adverse effect on it's business.

LIMITED PRIOR OPERATIONS

The Company has no revenues from its operations, and has minimal assets. There can be no assurance that Shopathomekids.com, Inc. will generate significant revenues in the future; and there can be no assurance that Shopathomekids.com, Inc. will operate at a profitable level. See "Description of Business." If the Company is unable to obtain customers and generate sufficient revenues so that it can profitably operate, Shopathomekids.com, Inc. 's business will not succeed. In such event, investors in the Shares may lose their entire investment.

LACK OF SUPPLIER CONTRACTS

         Shopathomekids.com, Inc. does not currently have supplier contracts for its products that will be sold. The size of Shopathomekids.com may prevent it from securing adequate supplier contracts and may therefore be unable to compete in the marketplace if the products that are wished to be purchased cannot be procured. If this occurs there is a possibility you may lose your entire investment.

WE   MAY  NOT BE  ABLE  TO  COMPETE  SUCCESSFULLY  AGAINST  CURRENT  AND  FUTURE
     COMPETITORS.

    The online commerce market is new, rapidly evolving and intensely competitive. Increased competition is likely to result in price reductions, reduced gross margins and loss of market share, any of which could seriously harm our net sales and results of operations. We expect competition to intensify in the future because current and new competitors can enter our market with little difficulty and can launch new Web sites at a relatively low cost. In addition, the children's toy, video game, software, video and music retailing industries are intensely competitive.

         We currently or potentially compete with a variety of other companies, including:

         - traditional store-based toy and children's product retailers such as Toys R Us, FAO Schwarz, Zany Brainy and Noodle Kidoodle;

         - major discount retailers such as Wal-Mart, Kmart and Target;


         - online efforts of these traditional retailers, including the online stores operated by Toys R Us, Wal-Mart and FAO Schwarz;

         - physical and online stores of entertainment entities that sell and license children's products, such as The Walt Disney Company and Warner Bros.;

         - catalog retailers of children's products;

         - vendors or manufacturers of children's products that currently sell some of their products directly online, such as Mattel and Hasbro;

         - other online retailers that include children's products as part of their product offerings, such as Amazon.com, Barnesandnoble.com, CDnow, Beyond.com and Reel.com;

         - Internet portals and online service providers that feature shopping services, such as AOL, Yahoo!, Excite and Lycos; and

         - various smaller online retailers of children's products, such as BrainPlay.com, Red Rocket and Toysmart.com.

USE OF PROCEEDS NOT SPECIFIC

         The proceeds of this offering have been allocated only generally. Proceeds from the offering have been allocated generally to legal and accounting, and working capital. Accordingly, investors will entrust their funds with management in whose judgment investors may depend, with only limited information about management's specific intentions with respect to a significant amount of the proceeds of this offering. See "Use of Proceeds."

LACK OF DIVERSIFICATION

     The size of Shopathomekids.com, Inc. makes it unlikely that Shopathomekids.com, Inc. will be able to commit its funds to diversify the business until it has a proven track record, and Shopathomekids.com, Inc. may not be able to achieve the same level of diversification as larger entities engaged in this type of business. Relying on one main focus of business could cause Shopathomekids.com, Inc. to cease operations if it cannot attain a sufficient client base.

ABSENSE OF CASH DIVIDENDS

         The Board of Directors does not anticipate paying cash dividends on the Shares for the foreseeable future and intends to retain any future earnings to finance the growth of the Company's business. Payment of dividends, if any, will depend, among other factors, on earnings, capital requirements, and the general operating and financial condition of Shopathomekids.com, Inc., and will be subject to legal limitations on the payment of dividends out of paid-in capital.

CONFLICTS OF INTEREST

     The officers and directors may have other interests to which they devote substantial time, either individually or through partnerships and corporations in which they have an interest, hold an office, or serve on boards of directors, and each will continue to do so notwithstanding the fact that management time may be necessary to the business of Shopathomekids.com, Inc.. As a result, certain conflicts of interest may exist between Shopathomekids.com, Inc. and its officers and/or directors which may not be susceptible to resolution.
In addition, conflicts of interest may arise in the area of corporate opportunities which cannot be resolved through arm's length negotiations. All of the potential conflicts of interest will be resolved only through exercise by the directors of such judgment as is consistent with their fiduciary duties to Shopathomekids.com, Inc.. It is the intention of management, so as to minimize any potential conflicts of interest, to present first to the Board of Directors to Shopathomekids.com, Inc., any proposed investments for its evaluation.

ADDITIONAL FIANNCING MAY BE REQUIRED

         Even if all of the 400,000 Shares offered to the public are sold, the funds available to Shopathomekids.com, Inc. may not be adequate for it to be competitive in the areas in which it intends to operate. See "Plan of Distribution." There is no assurance that additional funds will be available from any source when needed by Shopathomekids.com, Inc. for expansion; and, if not available, Shopathomekids.com, Inc. may not be able to expand its operation as rapidly as it could if such financing were available. The proceeds from this offering are expected to be sufficient for Shopathomekids.com, Inc. to develop and market it's line of services. Additional financing could possibly come in the form of debt/preferred stock. If additional shares were issued to obtain financing, investors in this offering would suffer a dilutive effect on their percentage of stock ownership in Shopathomekids.com, Inc.. However, the book value of their shares would not be diluted, provided additional shares are sold at a price greater than that paid by investors in this offering. Shopathomekids.com, Inc. does not anticipate having within the next 12 months any cash flow or liquidity problems

NO ASSURANCE SHARES WILL BE SOLD

         The 400,000 Shares being offered to the public are to be offered directly by Shopathomekids.com, Inc., and no individual, firm, or corporation has agreed to purchase or take down any of the shares. No assurance can be given that any or all of the Shares will be sold.

A PUBLIC MARKET NAY BOT DEVELOP FOR SHOPATHOMEKIDS.COM, INC.'S COMMON STOCK

         A public trading market for Shopathomekids.com, Inc.'s common stock may not develop or if developed may not be sustained. Furthermore, if for any reason the common stock is not listed on the OTC Bulletin Board maintained by Nasdaq or a public trading market does not otherwise develop, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

SHARES ELIGIBLE FOR FUTURE SALE

         All of the Shares which are held by management have been issued in reliance on the private placement exemption under the Securities Act of 1933, as amended ("Act"). Such Shares will not be available for sale in the open market without separate registration except in reliance upon Rule 144 under the Act. In general, under Rule 144 a person (or persons whose shares are aggregated) who has beneficially owned shares acquired in a nonpublic transaction for at least on year, including persons who may be deemed Affiliates of Shopathomekids.com, Inc. (as that term is defined under the Act) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of 1% of the then outstanding shares of common stock, or the average weekly reported trading volume on all national securities exchanges and through NASDAQ during the four calendar weeks preceding such sale, provided that certain current public information is then available. If a substantial number of the Shares owned by management were sold pursuant to Rule 144 or a registered offering, the market price of the Common Stock could be adversely affected.

                                       10
                                 USE OF PROCEEDS

Following the issuance of the minimum of 80,000 Shares or a maximum of 400,000 of common stock offered for sale by Shopathomekids.com, Inc. to the public, this will represent net proceeds to Shopathomekids.com, Inc. of approximately $6,200 (after deducting certain expenses of this offering) and $86,200 maximum. These proceeds will be used to provide capital for the further development and marketing of its products, allow Shopathomekids.com, Inc. to develop strategic alliances and provide working capital and manage liquidity needs.

The following table sets forth the use of proceeds from this offering (based on the minimum and maximum offering amounts):

                                                                           Minimum Sold           Maximum Sold
                        ............................................
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Use of Proceeds ................................     Amount    Percent      Amount    Percent
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Transfer Agent Fee .............................     $1,000          5%     $1,000        .01%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Printing Costs .................................     $1,000          5%     $1,000        .01%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Legal Fees .....................................    $10,000         50%    $10,000         10%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Accounting Fees ................................     $1,800          9%     $2,500         10%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Marketing ......................................     $3,200         16%    $35,000         16%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------


                    Purchase Products ..............................          0          0     $20,000         20%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------


                    Working Capital ................................     $3,000         15%    $30,000       33.3%
  ------------------------------------------------------------------   --------   --------    --------   --------
  ------------------------------------------------------------------   --------   --------    --------   --------

                    Total ..........................................    $20,000        100%   $100,000        100%
  ------------------------------------------------------------------   --------   --------    --------   --------

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes are allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.

Management anticipates expending these funds for the purposes indicated above. To the extent that expenditures are less than projected, the resulting balances will be retained and used for general working capital purposes are allocated according to the discretion of the Board of Directors. Conversely, to the extent that such expenditures require the utilization of funds in excess of the amounts anticipated, supplemental amounts may be drawn from other sources, including, but not limited to, general working capital and/or external financing. The net proceeds of this offering that are not expended immediately may be deposited in interest or non-interest bearing accounts, or invested in government obligations, certificates of deposit, commercial paper, money market mutual funds, or similar investments.


                                       11
Opportunity to make inquiries.

The Company will make available to each Offeree, prior to any sale of the Shares, the opportunity to ask questions and receive answers from the management of Shopathomekids.com, Inc. concerning any aspect of the investment and to obtain any additional information contained in this Memorandum, to the extent that Shopathomekids.com, Inc. possesses such information or can acquire it without unreasonable effort or expense.

Subscription Procedures.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to the Company a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in the Company. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted by the management of Shopathomekids.com, Inc., such a subscriber will be considered a shareholder in Shopathomekids.com, Inc.

Promptly upon receipt of subscription documents by Shopathomekids.com, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Shopathomekids.com, Inc.. Shopathomekids.com, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Shopathomekids.com, Inc., or such other reasons other as Shopathomekids.com, Inc. determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.







                                       12
                         DETERMINATION OF OFFERING PRICE

The offering price is not based upon Shopathomekids.com, Inc. 's net worth, total asset value, or any other objective measure of value based upon accounting measurements.

                                    DILUTION


Dilution is a reduction in the net tangible book value of a purchaser's investment measured by the difference between the purchase price and the net tangible book value of the Shares after the purchase takes place. The net tangible book value of Common Stock is equal to stockholders' equity applicable to the Common Stock as shown on the Company's balance sheet divided by the number of shares of Common Stock outstanding. As a result of such dilution, in the event the Company is liquidated, a purchaser of Shares may receive less than his initial investment and a present stockholder may receive more.

Our net tangible book value as of July 31, 2000 was $13,596.00 or .001 per share. The adjusted pro forma book net tangible book value after this offering will be $0.0128 based on an assumed initial public offering price of $0.25 per share. Therefore, purchasers of shares of common stock in this offering will realize immediate dilution of $0.2372 cents per share or over 94.8% of their investment. The following table illustrates dilution:


      .......................................................................

  Assumedinitial public offering price per share ............................        $0.25


  Net tangible book value per share as of July 31, 2000 .....................        $0.001


  Increase in net tangible book value per share attributable to new investors        $0.0118


  Pro forma net tangible book value per share after this offering ...........        $0.0128


  Dilution per share to new investors .......................................        $0.2372

The following table presents the following data as of July, 31, 2000 and assumes an offering price of $0.25 per share for our new investors:

o the average price per share paid before deducting estimated underwriting fees and our estimated offering expenses; and

o    the average price per share when the stock was issued for payment.




*                      Shares of Common       Consideration             Percent       Average Price
*                        Stock Acquired              Amount                   *           Per Share

Existing shareholde           8,413,200              $8,413                 7.7               $.001

New Investors                  $400,000            $100,000                92.2                $.25

Totals                        8,813,200            $108,413                 100                 100%



                                       13
                              PLAN OF DISTRIBUTION

The shares of common stock covered by this Offering are being offered directly by our President David R. Clifton. We have not employed the services of an underwriter to market the shares. The offering will be open for 120 days. If at the end of 120 days we have not raised the minimum amount of funds the offering will be extended for an additional 120 days. If the 240 day period expires without raising the minimum amount of $20,000 all funds with interest will be returned to purchasers.

We will market the shares to individuals generally known to the management of Shopathomekids.com, Inc. in the state of Texas. A prospective subscriber will receive by mail an effective SB-2 and will be contacted by telephone or in person after the prospective investor has had the opportunity to review the prospectus.

Shopathomekids.com, Inc. namely its President David R. Clifton will offer a minimum of 80,000 and a maximum of 400,000 Shares of its common stock, par value $.001 per Share to the public on a "Best Efforts" basis. The minimum purchase required of an investor is $100.00. The gross proceeds to Shopathomekids.com, Inc. will be $100,000 if all the Shares offered are sold. No commissions or other fees will be paid to Mr. Clifton directly or indirectly by Shopathomekids.com, Inc. in relation to this offering. Our Officers and Directors will not sell any shares registered by them in this offering until the minimum amount of 80,000 shares are sold and if the company is successful at obtaining a listing on the OTC Bulletin Board maintained by the NASD. After the minimum amount of shares are sold the Officers and Directors may elect to sell their shares. The Officers and Directors willnot be offering their shares in private transactions. The Officers and Directors of Shopathomekids.com, Inc. will only be able to sell their shares through the open market if the company is successful at obtaining a listing on the OTC Bulletin Board maintained by the NASD.

These securities are offered by Shopathomekids.com, Inc. subject to prior sale and to approval of certain legal matters by counsel.

Each person desiring to subscribe to the Shares must complete, execute, acknowledge, and deliver to Shopathomekids.com, Inc. a Subscription Agreement, which will contain, among other provisions, representations as to the investor's qualifications to purchase the common stock and his ability to evaluate and bear the risk of an investment in Shopathomekids.com, Inc.. By executing the subscription agreement, the subscriber is agreeing that if the Subscription Agreement is accepted, such a subscriber will be deemed, a shareholder of Shopathomekids.com, Inc.

Promptly upon receipt of subscription documents by Shopathomekids.com, Inc., it will make a determination within 5 business days as to whether a prospective investor will be accepted as a shareholder in Shopathomekids.com, Inc. Shopathomekids.com, Inc. may reject a subscriber's Subscription Agreement for any reason. Subscriptions will be rejected for failure to conform to the requirements of this Prospectus (such as failure to follow the proper subscription procedure), insufficient documentation, over subscription to Shopathomekids.com, Inc., or such other reasons other as Shopathomekids.com, Inc. determines to be in its' best interest. If a subscription is rejected, in whole or in part, the subscription funds, or portion thereof, will be promptly returned to the prospective investor without interest by depositing a check (payable to said investor) in the amount of said funds in the United States mail, certified returned-receipt requested. Subscriptions may not be revoked, canceled, or terminated by the subscriber, except as provided herein.

Limited Public Market for Company's Securities.

Prior to the Offering, there has been no public market for the Shares being offered. There can be no assurance that an active trading market will develop or that purchasers of the Shares will be able to resell their securities at prices equal to or greater than the respective initial public offering prices. The market price of the Shares may be affected significantly by factors such as announcements by Shopathomekids.com, Inc. or its competitors, variations in Shopathomekids.com, Inc. 's results of operations, and market conditions in the retail and bowling industries in general. The market price may also be affected by movements in prices of stock in general. As a result of these factors, purchasers of the Shares offered hereby may not be able to liquidate an investment in the Shares readily or at all.

Penny Stock Regulations.

The Company's Shares will be quoted on the "Electronic Bulletin Board" regulated by the National Association of Securities Dealers. In view of the fact that no broker will be involved in the Offering, it is likely to be difficult to find a broker who is willing to make an active market in the stock. The Securities and Exchange Commission (the "Commission") has adopted regulations which generally define "penny stock" to be any equity security that has a market price less than $5.00 per share. Shopathomekids.com, Inc.'s shares will become subject to rules that impose additional sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $400,000, or $300,000 together with their spouse). For transactions covered by these rules, broker-dealers must make a special suitability determination for the purpose of such securities and must have received the purchaser's written consent to the transaction prior to the purchase.

Additionally, for any transaction effected involving a penny stock, unless exempt, the rules require the delivery, prior to the transaction, of a disclosure schedule prepared by the Commission relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-- dealer and the registered representative, and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, these rules may restrict the ability of broker-dealers to sell Shopathomekids.com, Inc.'s Shares and may affect the ability of purchasers in the Offering to sell the Company's securities in the secondary market. There is no assurance that a market will develop for Shopathomekids.com, Inc. 's Shares.

                                LEGAL PROCEEDINGS

The Company is not a party to any material pending legal proceedings.

                          DIRECTORS, EXECUTIVE OFFICERS
                               AND CONTROL PERSONS

The names, ages, and respective positions of the directors, officers, and significant employees of Shopathomekids.com, Inc. are set forth below. There are no other persons which can be classified as a controlling person of Shopathomekids.com, Inc. .

Lewis Prowse II, 46, our Company's President as well as Director has, for the past 15 years, been a partner in Anderson and Prowse Services, a plumbing and electricalrepair service in Desoto, Texas. As the owner/operator he is responsible for all day to day operations of running a successful business including managing all accounts payable and receivable as well as all quarterly and year end filings.

Larry E. Ballard, 26, is our Company's Secretary/Treasurer and also a Director. Larry has unique ability for detail and a sincere passion for the area of bookkeeping and secretarial tasks. From 1998 thru the present he has been employed by J.M.C. Food Service Distribution, Inc. Maintaining client accounts delivering & maintaining products. Aug. 1995- Aug. 1998 Larry was employed by P.F.G. Performance, Inc. of Mckinney, Tx. As a Customer Service Representative.

Tarja J. Mees, 29, one of our Company's Directors has recently acquired extensive IT skills, as well as in depth knowledge in platforms such as Sun Solaris, Unix, and a variety of Internet based development systems. She held the position of Office Administrator for Lew Lieberbaum & Co., Inc. Dallas, Texas, where she was responsible for the day to day business operations of the branch as well as the daily, weekly, monthly reports. She held this position for two years. During the last four years, Tarja has been involved in numerous private businesses and in the planning of businesses going from private corporations into the public marketplace.

Romie Krickbaum, 51, brings to the Company over 20 years of Customer Service experience. She is currently employed by W.N.A. Cups Illustrated as a Customer Service Representative. Duties include pricing, accounts receivable, and maintaining relationships with various clients. From Oct. 1991 thru July 1998 she was the Customer Service Manager for the Wal-mart store located in Lancaster, Texas.
                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

 .The following table sets forth, as of July 31, 2000 the outstanding Shares of common stock of Shopathomekids.com, Inc. owned of record or beneficially by each person who owned of record, or was known by Shopathomekids.com, Inc. to own beneficially, more than 5% of Shopathomekids.com, Inc.'s Common Stock, and the name and share holdings of each officer and director and all officers an directors as a group:

                                                                                                                     % of Class
                                                                                                                    Owned if the
                                                                       % of Owned After             % of Class       Beneficial
Class     of Beneficial Owner     of Beneficial       Offering         the Minimum is Sold          Minimum is     their registered
                                   Ownership                                                          Sold

Common   Lewis Prowse II
 .        President
 .        211 Bob White
 .        Desoto, TX 75123            1,017,500         12.1                   11.9                  11.4                  5.8%



Common   Larry Ballard
 .        Secretary/Treasurer
 .        1525 Jesse Ramsey
 .        Blvd.
 .        Cedar Hill, TX 75104        1,017,500         12.1                   11.9                  11.4                  5.8%


Common   Tarja Mees
 .        Director
 .        1353 Middleton Dr.
 .        Cedar Hill, TX 75104        2,981,000         35.1                   34.7                  33.5                 22.2%



Common   Romie Krickbaum
 .        Director
 .        708 Hillcrest
 .        Cedar Hill, TX 75104        3,003,000         35.3                     35                  33.7                 22.5%


                                       16

                            SELLING SECURITY-HOLDERS

Shopathomekids.com, Inc. is registering for offer and sale shares of its common stock held by it's Officers and Directors along with 21 other selling security-holders.. The selling security-holders may offer Their shares for sale on a continuous or delayed basis pursuant to Rule 415 under the 1933 Act. SEE "RISK FACTORS--Additional Shares Entering Public Market without Additional Capital Pursuant to Rule 144" and the "Officers and Directors" May sell their shares only after the minimum amount of 80,000 shares sold has been reached."

Subsequent to the effective date of this prospectus, Shopathomekids.com, Inc. intends to apply for quotation on the OTC Bulletin Board which is maintained by Nasdaq for its common stock; however, there can be no assurance that the common stock will be accepted for quotation thereon. SEE "RISK FACTORS--No Current Trading Market for Shopathomekids.com, Inc. 's Securities" and "DESCRIPTION OF SECURITIES--Admission to Quotation to Nasdaq SmallCap Market and Bulletin Board"

All of the shares registered herein will become tradeable on the effective date of this prospectus.

The following table sets forth the beneficial ownership of the shares held by each person who is considered a selling security-holder.


--------------------------------------------------- ------------ ------------- ------------------ ------------------

                                                                 Number of     Percentage of      Percentage of
Name and Address of                                 Common       Shares        Stock Owned        Stock Owned
Beneficial Owner                                    Stock Owned  Registered    Prior to           After the
                                                                 for Sale      Offering           Offering (1)

--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------
Lewis Prowse II
President
211 Bob White
Desoto, TX 75123                                    1,017,500    500,000       12.1%              5.8%
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------
Larry Ballard
Secretary/Treasurer
1525 Jesse Ramsey Blvd.
Cedar Hill, TX 75104                                1,017,500    500,000       12.1%              5.8%
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------
Tarja Mees
Director
1353 Middleton Dr.
Cedar Hill, TX 75104                                 2,981,000    1,000,000     35.1%             22.2%
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Romie Krickbaum
Director
708 Hillcrest
Cedar Hill, TX 75104                                 3,003,000     1,000,000     35.3%             22.5%
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Addie McConachie
704 Bridgeport Dr. # 3
Bismark, ND 58504                                   44,000       44,000        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Carol Jean Gehlke
23 Corporate Plaza #180
Newport Beach, CA. 92660                            30,800       30,800        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Ken Krickbaum
800 West Renner Rd. #2626
Richardson, TX 75080                                16,500       16,500        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------


17
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Kevin Krickbaum
820 Preston Road
Red Oak, TX 75154                                   6,600        6,600         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Maria Morado
2736 McKinney
Lancaster, TX 75146                                 5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Bette Grigorio
2043 Noble View Drive
Rancho Palos Verdes, CA90275                        5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Michelle Grigorio
800 West Renner Road #2626
Richardson TX, 75080                                6,600        6,600         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Clark Krickbaum
545 Fawn Ridge Drive # 120
Dallas, TX 75224                                    16,500       16,500        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Cody Shane Living Trust
Dtd. 12/29/98
301 N. Joe Wilson # 511
Cedar Hill, TX 75104                                49,500       49,500        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Wade J. Vogel
1108 27th Street N.W.
Mandan, ND 58554                                    11,000       11,000        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

David Clifton
753 Bandit Trail
Keller, TX 76180                                    11,000       11,000        *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Arlin Mees
4727 Thunder Road
Dallas, TX 75224                                    5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Tammy Mees
2021 N. 3rd Street
Bismarck, ND 58501                                  5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Ralph Rodriguez
1334 Boyd Street
Cedar Hill, TX 75104                                5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Aaron T. Solganic
2419 Ellis Street
Dallas, TX 75204                                    5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Ron Terranova
8533 Vivid Violet
Las Vegas, NV 89143                                 5,500        5,500         *                  *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------

Kelly Charles
87 Sea Holly
Henderson, NV 89014                                 168,300      168,300       2%                 *
--------------------------------------------------- ------------ ------------- ------------------ ------------------
--------------------------------------------------- ------------ ------------- ------------------ ------------------



Total Shares Registered for Sale                                 3,399,300
--------------------------------------------------- ------------ ------------- ------------------ ------------------

* Denotes less than 1%

(1) Assumes sale of all shares offered by the selling securityholders. In the event the selling security-holders receive payment for the sale of their shares, Shopathomekids.com, Inc. will not receive any of the proceeds from such sales.
Shopathomekids.com, Inc. is bearing all expenses in connection with the registration of the shares for the selling security-holders.
The shares owned by the selling security-holders are being registered pursuant to Rule 415 of the General Rules and Regulations of the Securities and Exchange Commission, which Rule pertains to delayed and continuous offerings and sales of securities. In regard to the shares offered under Rule 415, Shopathomekids.com, Inc. has given certain undertakings in Part II of the Registration statement of which this prospectus is a part which, in general, commit Shopathomekids.com, Inc. to keep this prospectus current during any period in which offers or sales are made pursuant to Rule 415.

                            DESCRIPTION OF SECURITIES

General Description

The securities being offered are shares of common stock. The Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, with a par value of $0.001 and 50,000,000 shares of preferred stock at $0.001 The holders of the Shares: (a) have equal ratable rights to dividends from funds legally available therefore, when, as, and if declared by the Board of Directors of Shopathomekids.com, Inc. ; (b) are entitled to share ratably in all of the assets of the Company available for distribution upon winding up of the affairs of Shopathomekids.com, Inc. ; (c) do not have preemptive subscription or conversion rights and there are no redemption or sinking fund applicable thereto; and (d) are entitled to one non-cumulative vote per share on all matters on which shareholders may vote at all meetings of shareholders. These securities do not have any of the following rights: (a) cumulative or special voting rights; (b) preemptive rights to purchase in new issues of Shares; (c) preference as to dividends or interest; (d) preference upon liquidation; or (e) any other special rights or preferences. In addition, the Shares are not convertible into any other security. There are no restrictions on dividends under any loan other financing arrangements or otherwise. See a copy of the
Articles of Incorporation, and amendments thereto, and Bylaws of Shopathomekids.com, Inc. , attached as Exhibit 3.1, Exhibit 3.2, and Exhibit 3.3, respectively, to this Form SB-2.

Non-Cumulative Voting.

The holders of Shares of Common Stock of Shopathomekids.com, Inc. do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding Shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose. In such event, the holders of the remaining Shares will not be able to elect any of Shopathomekids.com, Inc. 's directors.

Dividends.

The Company does not currently intend to pay cash dividends. Shopathomekids.com, Inc. 's proposed dividend policy is to make distributions of its revenues to its stockholders when Shopathomekids.com, Inc. 's Board of Directors deems such distributions appropriate. Because Shopathomekids.com, Inc. does not intend to make cash distributions, potential shareholders would need to sell their shares to realize a return on their investment. There can be no assurances of the projected values of the shares, nor can there be any guarantees of the success of Shopathomekids.com, Inc. .

A distribution of revenues will be made only when, in the judgment of Shopathomekids.com, Inc. 's Board of Directors, it is in the best interest of Shopathomekids.com, Inc. 's stockholders to do so. The Board of Directors will review, among other things, the investment quality and marketability of the securities considered for distribution; the impact of a distribution of the investee's securities on its customers, joint venture associates, management contracts, other investors, financial institutions, and the company's internal management, plus the tax consequences and the market effects of an initial or broader distribution of such securities.


Possible Anti-Takeover Effects of Authorized but Unissued Stock.

Upon the completion of this Offering, assuming the maximum offering of 400,000 is sold, Shopathomekids.com, Inc. 's authorized but unissued capital stock will consist of 91,186,800 shares of common stock. One effect of the existence of authorized but unissued capital stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of Shopathomekids.com, Inc. by means of a merger, tender offer, proxy contest, or otherwise, and thereby to protect the continuity of the Company's management. If, in the due exercise of its fiduciary obligations, for example, the Board of Directors were to determine that a takeover proposal was not in the Company's best interests, such shares could be issued by the Board of Directors without stockholder approval in one or more private placements or other transactions that might prevent, or render more difficult or costly, completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder or stockholder group, by creating a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

Transfer Agent.

The Company has engaged the services of Nevada Agency and Trust Company of Reno, Nevada to act as transfer agent and registrar.

                      INTEREST OF NAMED EXPERTS AND COUNSEL

No named expert or counsel was hired on a contingent basis, will receive a direct or indirect interest in the small business issuer, or was a promoter, underwriter, voting trustee, director, officer, or employee of the small business issuer.

                      DISCLOSURE OF COMMISSION POSITION ON
                 INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

No director of Shopathomekids.com, Inc. will have personal liability to Shopathomekids.com, Inc. or any of its stockholders for monetary damages for breach of fiduciary duty as a director involving any act or omission of any such director since provisions have been made in the Articles of Incorporation limiting such liability. The foregoing provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to Shopathomekids.com, Inc. or its stockholders, (ii) for acts or omissions not in good faith or, which involve intentional misconduct or a knowing violation of law, (iii) under applicable Sections of the Texas Revised Statutes, (iv) the payment of dividends in violation of Section 78.300 of the Texas Revised Statutes or, (v) for any transaction from which the director derived an improper personal benefit.

The By-laws provide for indemnification of the directors, officers, and employees of Shopathomekids.com, Inc. in most cases for any liability suffered by them or arising out of their activities as directors, officers, and employees of Shopathomekids.com, Inc. if they were not engaged in willful misfeasance or malfeasance in the performance of his or her duties; provided that in the event of a settlement the indemnification will apply only when the Board of Directors approves such settlement and reimbursement as being for the best interests of the Corporation. The Bylaws, therefore, limit the liability of directors to the maximum extent permitted by Texas law (Section 78.751).

The officers and directors of Shopathomekids.com, Inc. are accountable to Shopathomekids.com, Inc. as fiduciaries, which means they are required to exercise good faith and fairness in all dealings affecting Shopathomekids.com, Inc. . In the event that a shareholder believes the officers and/or directors have violated their fiduciary duties to the Company, the shareholder may, subject to applicable rules of civil procedure, be able to bring a class action or derivative suit to enforce the shareholder's rights, including rights under certain federal and state securities laws and regulations to recover damages from and require an accounting by management.. Shareholders who have suffered losses in connection with the purchase or sale of their interest in Shopathomekids.com, Inc. in connection with such sale or purchase, including the misapplication by any such officer or director of the proceeds from the sale of these securities, may be able to recover such losses from Shopathomekids.com, Inc. .

The registrant undertakes the following:

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                             DESCRIPTION OF BUSINESS


SHOPATHOMEKIDS.COM, INC.

History and Organization

Shopathomekids.com, Inc. was formed in the State of Texas as Yippyyahoo.com, Inc. on October 27 1999. In June 2000 the name was changed to the current name of Shopathomekids.com, Inc. At that time of the name change the President Mrs. Romie Krickbaum resigned as President. As a result of the resignation of Mrs. Krickbaums, Mr. Lewis Prowse II was elected as the new president and took control of the company at that time. Also in February 2000 there was a 1100 to 1 forward split in preperation for this registration statement and the process of going public. Shopathomekids.com, Inc was formed to allow kids and teens a central gathering place on the internet to chat, play intereactive games and shop for kids and teens products in a safe environment that promotes a good lifestyle.

     The Principal office location of Shopathomekids.com, Inc. is 223 E. FM 1382, Suite 12720 Cedar Hill, Texas, 75104 The telephone number is (817) 577-4726.


THE BUSINESS

Shopathomekids.com is a developmental stage company that is in the business of retailing products to young consumers eighteen years old or younger via the Internet. Shopathomekids.com uses the Internet to transact business, market its products, and provide customer service. The products offered by Shopathomekids.com will include name brand toys, games, electronics, and software that targets young consumers. Young consumers will also be able to chat, send email, and play free games online.

Shopathomekids.com is truly virtual! There will be no storefront and little inventory. Customers connect via Shopathomekids.com's Website (www.shopathomekids.com), where they can search a database of name brand products by title, author, subject, or keyword. If the customer finds a product they want to buy, they then use online forms to specify shipping information, gift-wrapping, etc. Payment is by credit card, submitted via the Web - the transaction is safeguarded by encryption. Shopathomekids.com plans to also offer a means to prepay a credit card for use by younger consumers. The Company intends to create a full interactive shopping experience by providing the means to communicate with customer service representatives via video-conferencing and/or an Internet phone as technology advances and offer quality service to customers.


Marketing

Shopathomekids.com intends to utilize several marketing channels to build its brand name and gain market share. Traditional advertising such as TV, cable, radio, newspapers, and magazines will be used to market the website to consumers. Also, banner ads will be used at kids target sites over the Internet. Shopathomekids.com will form strategic alliances with other Internet portals that target young consumers to build market share. According to IDC, online merchants pay anywhere from $0.90 to $2.67 per visitor for large volume marketing deals with portals.

Current software that enables Shopathomekids.com to capture its customer's information and determine buying habits will be utilized to offer the younger member a more personalized experience. There are currently three types of technologies that help better manage customer relationships: post-sales follow-up, customer segmentation and evaluation, and stickiness drivers. They all automate and facilitate the various aspects of customer relationship management.

Post-sales follow-up technology will enable Shopathomekids.com to offer superior customer service for all sales with self-service tools. These include lists of frequently asked questions and their answers, knowledge databases, and message boards. Shopathomekids.com intends to integrate support and management into their cost of sales. Customer evaluation and segmentation technologies help companies analyze and profile site visitors so they can determine who the most profitable customers are. Stickiness drivers are tools and programs that keep customers coming back to a particular site. By deploying these tools, Shopathomekids.com can streamline its service offerings and costs, evaluate and target their key-customer base, and market to them on a one-to-one basis. This strategy builds lifetime value and retention for the long term.

The Company intends to make attempts co-advertise with suppliers and well-known Internet portal and advertising companies to increase brand awareness. The key to building market share and brand recognition is to gain exclusive alliances with suppliers and Internet advertisers. To achieve this, the Company must prove that it is a viable candidate for long-term growth, and will require payments in advance to "lock-in" advertising.

Marketing and Product Objectives

Shopathomekids.com's marketing intent is to take full advantage of its brand potential while building a base from which other revenues' sources can be mined in the retail business. These are detailed in three areas below:

|_| Current Markets. Expanding the Company's brand at the retail level will grow current markets. In addition, increasing consumer awareness and repeat purchases will be a key factor in expanding sales. With this increase in sales, the more desirable supplier distribution channels will become available, increasing efficiency and saving costs.

|_| New Markets. Shopathomekids.com will attempt distribute and market its products worldwide, offering several languages and currency options to assist the international customer, allowing a simple purchase by the consumer.

The Company intends to register and trademark its brand name to prevent competitors from copying its name - assisting the branding goals of the Company.

Points of Difference

The "points of difference"-characteristics that make Shopathomekids.com unique relative to competitors-fall into six important areas:


1. Offer products on the Internet only; no storefronts exist, which means a lower cost for overhead and inventory.

2. Interactive shopping; Shopathomekids.com intends to offer the customer a simple and exciting shopping experience. Young consumers will interact with others online and interact with customer service. Chat rooms will be available as will email capabilities.

3. Credit Card for Young Consumers; Shopathomekids.com intends to offer to kids a prepaid credit card for online purchases. Parents can purchase a gift by prepaying the card. The kid selects the product to be purchased.

4. Timely delivery of products; Customers require convenient and timely service. Therefore, the Company will establish distribution channels that will allow a customer to receive a product within a few days, one to two days if they require expedited service.

5. Number of products offered; The Company intends to offer as many products as possible that are targeted to the young consumer.

6. Competitive pricing; The Company will discount its products to build customer awareness and loyalty.

KidZ-and-TeenZ Credit Card

The company intends to enable its young consumers to use a Shopathomekids.com credit card online controlled by parents, grandparents, or friends. For example, a kids parent may want to prepay fifty dollars to provide a gift. However, the parent may not want to pick the gift. The kid can use the credit card to transact purchases online and play video games, while learning the value of money. Shopathomekids.com intends to partner with a financial institution to provide a secure transaction processing system and limit the risks associated with credit card processing. It also intends to build an internal transaction processing system that will enable in house servers to provide fast execution of customer transactions.

Recently, four sites have launched, that make it easy for kids to shop online without their own credit card. ICanBuy, RocketCash, Cybermoola, and DoughNET let parents set up accounts for their kids with a credit card, cash or money order. Parents can set spending limits and keep track of what's being purchased. All of the sites position themselves as environments where kids can learn to manage money and credit. Shopathomekids.com will differentiate itself by providing a complete shopping experience to young consumers.




           MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                            AND RESULTS OF OPERATIONS

The following financial review and analysis is intended to assist prospective investors in understanding and evaluating the financial condition and results of operations of Shopathomekids.com, Inc., for the year ended July 31, 2000. This information should be read in conjunction with the Company's Financial Statements and accompanying notes thereto, "Selected Financial Data" and other detailed information regarding Shopathomekids.com, Inc. appearing elsewhere in this Prospectus.

OVERVIEW
Shopathomekids.com, Inc. was formed in October 1999 as Yippyyahoo.com, Inc. as w website that would offer products, video games and chat ares for kids and teens under the age of 18. In June 2000 the name was change to its current name of Shopathomekids.com, Inc. and has been operating under that name since. Shopathomekids.com, Inc. plans to offer a proprietary credit card system that will allow young people to purchase products through the internet. The purchaser will only be able to purchase products in an amount no more than the amount of credit that has been credited to their card.

RESULTS OF OPERATIONS:

Limited Operations

Since inception in October 1999 Shopathomekids.com, Inc. reported a loss of ($22,292) as of July 31, 2000 or a loss of ($0.02) earnings per share. Shopathomekids.com, Inc. has only had limited operations and has had no revenues through July 31, 2000 since it's incorporation in October 1999. As of July 31, 2000 Shopathomekids.com, Inc. as been conducting web development and contacting possible suppliers and distributors for products that will be offered on it's website.

Capital and Liquidity

Liquidity  is  a  measure  of  a  company's   ability  to  meet  potential  cash
requirements, including ongoing commitments to fund lending activities and for general purposes. Shopathomekids.com, Inc. has primarily relied on loans from shareholders in the past for operating expenses.

The Company has significant ongoing liquidity needs to support its existing business and continued growth. The Company's liquidity is actively managed on a periodic basis and the Company's financial status, including its liquidity, is reviewed periodically by the Company's management. This process is intended to ensure the maintenance of sufficient funds to meet the needs of the Company.

The Company has historically relied upon the cash flow from operations to provide for its capital requirements. Management believes that funds received from this offering, together with cash on hand at July 31, 2000 will be sufficient to provide for its capital requirements for at least the next 12 months. The Company may seek additional equity financing in the third quarter of 2001 through an offering of its common stock, and contemplate that this offering, before expenses relating to the offering, will be no less than $2 million and no more than $5 million. There can no assurance that the Company will be able to complete a secondary offering.

                           12 MONTH PLAN OF OPERATION


Fourth Quarter 2000- Third Quarter 2001

Shopathomekids.com has developed a website community that offers access to online video games and shopping, as well as, chat rooms that caters to both young kids and teenagers. We will attempt to form strategic partnerships with wholesalers and distributors of brand name merchandise including toys, games, and electronics that will enable shopathomekids.com to sell to consumers directly over the Internet. In addition to solidifying partnerships with established shippers to ensure timely delivery of merchandise to the consumer.

Shopathomekids.com will make efforts to form strategic alliances with other Internet portals that target young consumers to build market share and try to form alliances in order to co-advertise with suppliers and with companies such as AOL and Yahoo! to increase brand awareness. We are also in the process of creating banner ads and will promote banner ad exchange opportunities with other web sites in order to increase market share.

Shopathomekids.com will continue development of its online credit card, which is controlled by parents, grandparents, or friends, which enables its young consumers to use a shopathomekids.com credit card. The credit card system is scheduled to go online by the second quarter of 2001. Until then customers may purchase products through the traditional method of placing the credit card information in a standardized form. We should be able to start accepting orders by midway through the first quarter of 2001. We also expect to have several other languages and currency options developed and in use by the third quarter of 2001.


Our website is currently operational in a test phase as of Fall 2000. Our developers will continue to test the system to ensure optimal performance of all systems from Log on to shipment of product and customer satisfaction.

During the fourth quarter 2000 and first quarter 2001 we intend to conduct several test runs of the entire system, conduct site analysis, sales analysis, consumer satisfaction, and evaluate accordingly, hardware, software, and personnel requirements to initiate a full launch of our website second quarter 2001.


RECENT ACCOUNTING PRONOUNCEMENTS

In June 1998, the Financial Accounting Standards Board ("FASB") issued Statements of Financial Accounting Standards ("SFAS") No. 133, ACCOUNTING FOR DERIVATIVE INSTRUMENTS AND HEDGING ACTIVITIES, which establishes accounting and reporting standards for derivative instruments and hedging activities. SFAS No. 133 requires recognition of all derivative instruments in the statement of financial position as either assets or liabilities and the measurement of derivative instruments at fair value. SFAS No. 133 is effective for fiscal years beginning after June 15, 1999. The adoption of SFAS No. 133 is not expected to affect the financial statements of Shopathomekids.com, Inc.

MARKET SUMMARY

The main focus of Shopathomekids.com, Inc. is to fulfill a demand for more kid oriented websites that are safe and secure.

The following has been provided to show the current type of market and statistical data in relation to the market Shopathomekids.com, Inc. will be competing in:


|_| FIND/SVP reports that 14% of the under-18 consumer is currently online in the U.S. There are currently more than 10 million children online today. 45 million children are expected to be online by 2002.

|_| Computer Intelligence reports that more than 50% of U.S. households with kids own PC's.

|_| USA Today reports that 98% of U.S. teens have used a computer. And, of those, 32% of 16 and 17 year olds spend 5+ hours a week online.

|_| Jupiter Research reports that the number of kids with classroom Web access will increase from 1.5 million in 1996 to 20.0 million in 2002.

|_| Jupiter Research anticipates revenues from Web sites geared toward children will grow six-fold from 1996 ($306 million) to 2002 ($1.8 billion). Online games will be a major part. Jupiter predicts revenues from children's online services in 2002 will be roughly half that realized by the video game market.



                                       25
                             DESCRIPTION OF PROPERTY

The Company currently owns the following property in connection with its operations:

(a) Shopathomekids.com, Inc. currently has computer equipment, software and office furniture valued at $17,420.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Shopathomekids.com, Inc. has a loan outstanding to shareholder Carol Jean Gelhke for $30,000 and is payable by the year 2002. for more information concerning the promissory note please SEE EXHIBIT 99.1. Shopathomekids.com, Inc. also issued $168,300 shares of it's common stock for business consulting to shareholder Kelly Charles valued at $14,020. For more information SEE NOTE # 5 OF NOTES TO FINANCIAL STATEMENTS.
                            MARKET FOR COMMON EQUITY
                        AND RELATED STOCKHOLDER MATTERS.

(a)  Market Information. Shopathomekids.com, Inc. 's Shares are not traded.
(b) Holders of Common Equity. As of July 31, 2000, there were 21 shareholders of record of Shopathomekids.com, Inc. 's common stock.

(c) Dividends. Shopathomekids.com, Inc. has not declared or paid a cash dividend to Stockholders. The Board of Directors presently intends to retain any earnings to finance Company operations and does not expect to authorize cash dividends in the foreseeable future. Any payment of cash dividends in the future will depend upon Shopathomekids.com, Inc. 's earnings, capital requirements and other factors.

                             EXECUTIVE COMPENSATION

(a) No officer or director of Shopathomekids.com, Inc. is receiving any remuneration at this time and does not plan to offer any remuneration until the corporation has sustained revenues.

(b) There are no annuity, pension or retirement benefits proposed to be paid to officers, directors, or employees of the corporation in the event of retirement at normal retirement date pursuant to any presently existing plan provided or contributed to by the corporation or any of its subsidiaries.

(c) No remuneration is proposed to be in the future directly or indirectly by the corporation to any officer or director under any plan which is presently existing.




                                       26
                              FINANCIAL STATEMENTS

FINANCIAL STATEMENTS


      Set forth below are the audited financial statements for the Company for the period ended March 31, 2000. The following financial statements are attached to this report and filed as a part thereof.

The Company has adopted the provisions of Financial Accounting Standards Board Statement No. 109, Accounting for Income Taxes. The Company accounts for income taxes pursuant to the provisions of the Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes", which requires an asset and liability approach to calculating deferred income taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities.

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure on contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.



                                       27

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)

                              FINANCIAL STATEMENTS



  CONTENTS

      .................................
                                          PAGE

  INDEPENDENT AUDITORS' REPORT ........   1

  BALANCE SHEET .......................   2

  STATEMENT OF OPERATIONS .............   3

  STATEMENT OF STOCKHOLDERS' DEFICIENCY   4

  STATEMENT OF CASH FLOWS .............   5

  NOTES TO  FINANCIAL STATEMENTS ......   6-8


                          INDEPENDENT AUDITORS' REPORT




TO THE BOARD OF DIRECTORS OF SHOPATHOMEKIDS.COM, INC.

We have audited the accompanying balance sheet of Shopathomekids.com, Inc. (A Development Stage Company) as of July 31, 2000 and the related statements of operations, stockholders' equity and cash flows for the period from October 27, 1999 (inception) to July 31, 2000. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Shopathomekids.com, Inc. as of July 31, 2000 and the results of its operations and its cash flows for the period from October 27, 2000 (inception) to July 31, 2000 in conformity with generally accepted accounting principles.




                                         MERDINGER, FRUCHTER ROSEN & CORSO, P.C.
                                                    Certified Public Accountants

New York, New York
August 25, 2000

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                                  BALANCE SHEET
                                  JULY 31, 2000





      .....................................................................................................
        ASSETS
         Current assets
             Cash and cash equivalents ....................................................................                     $
                                                                                                                            8,881

         Property and equipment, net of accumulated depreciation of $2,600
                                                                                                                           14,820
         Other assets
                                                                                                                           34,020
                                                                                                                         --------
                                                                                                                         --------

                Total assets ..............................................................................              $ 57,721
                                                                                                                         ========
                                                                                                                         ========

        LIABILITIES AND STOCKHOLDER'S EQUITY
         Current Liabilities
             Accrued interest
                                                                                                                            4,125
             Notes payable ................................................................................                10,000
                                                                                                                         --------
             Total current liabilities ....................................................................                14,125

         Notes payable, less current portion ..............................................................                30,000
                                                                                                                         --------

                Total liabilities .........................................................................                44,125
                                                                                                                         --------

        STOCKHOLDERS' EQUITY
          Preferred stock, $0.001 par value;
            50,000,000 shares authorized, no shares
            issued and outstanding ........................................................................                  --
          Common stock, $0.001 par value;
            100,000,000 shares authorized,
            8,418,300 shares issued and outstanding
                                                                                                                            8,418
          Additional paid in capital ......................................................................                28,170
          Deficit accumulated during
            the development stage .........................................................................               (22,992)
                                                                                                                         --------
                                                                                                                         --------
                Total stockholders' equity ................................................................                13,596
                                                                                                                         --------
                                                                                                                         --------

             Total liabilities and stockholders' equity ...................................................              $ 57,721
                                                                                                                         ========
                                                                                                                         ========



The accompanying notes are an integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                            STATEMENT OF OPERATIONS
                      FOR THE PERIOD FROM OCTOBER 27, 1999
                          (INCEPTION) TO JULY 31, 2000





            .......................................................................................

        Revenue ...................................................................................                             $
                                                                                                                      -----------

        Website development .......................................................................                         4,330
        Marketing, general and administrative .....................................................                        10,562
        Internet expense
                                                                                                                            5,500
        Depreciation expense
                                                                                                                            2,600
                                                                                                                      -----------
                                                                                                                      -----------

        Loss from operations before income taxes ..................................................                       (22,992)

        Income tax expense
                                                                                                                      -----------
                                                                                                                      -----------

        Net loss ..................................................................................                   $   (22,992)
                                                                                                                      ===========
                                                                                                                      ===========

        Net loss per share - basic and diluted ....................................................                             $
                                                                                                                      -----------
                                                                                                                      ===========

        Weighted average shares outstanding .......................................................                     8,281,680
                                                                                                                      ===========



The accompanying notes are an integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                        STATEMENT OF STOCKHOLDERS' EQUITY


                                                                                                           Deficit
                                                                                                         Accumulated
                                                                                       Additional       During Development
                                                                    Common  Stock       Paid-in
                                                                                                  --------------------------------
      ......................................................

                                                                   Shares      Amount    Capital   Stage             Total
                                                               ----------    --------    -------   --------------    --------------
   Balance, October 27, 1999 ..............................         --      $   --      $  --     $         --      $

    Issuance of founders shares,
      November 20, 1999 ....................................    8,140,000       8,140                                        (8,140)
                                                                                                   --------------    --------------

    Contribution of fixed assets
                                                                    --          --       13,400             --              13,400

    Sale of shares, November 20, 1999 .....................       49,500          49
                                                                                          4,077             --               4,126

    Issuance of shares for interest,
     November 20, 1999 ....................................       16,500          17
                                                                                          1,358             --               1,375

    Issuance of shares for services,
       November 20, 1999 ..................................       44,000          44
                                                                                          3,623             --               3,667

    Issuance of shares for services,
     June 14, 2000 ........................................      168,300         168
                                                                                          13,852             --              14,020

    Net loss ..............................................      (22,992)    (22,992)
                                                              ----------    --------    -------   --------------    --------------
                                                              ----------    --------    -------   --------------    --------------

    Balance, July 31, 2000 ................................    8,418,300    $  8,418  $  28,170   $      (22,992)   $       13,596
                                                              ==========    ========    =======   ==============    ==============









The accompanying notes are integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                             STATEMENT OF CASH FLOWS
                  OCTOBER 27, 1999 (INCEPTION) TO JULY 31, 2000


      ................................................................................
       CASH FLOWS FROM OPERATING ACTIVITIES
            Net loss .................................................................   $      (
                                                                                                       22,992)
            Adjustments to reconcile net loss to net cash used by operating activities
            Expenses paid by stockholder
                                                                                                        2,626
            Depreciation
                                                                                                        2,600
            Common stock issued for services
                                                                                                        3,667
            Increase in accrued interest
                                                                                                        5,500
                                                                                                     --------

       Net cash used in operating activities .........................................          (
                                                                                                        8,599)
                                                                                                     --------
                                                                                                     --------


       CASH FLOWS FROM INVESTING ACTIVITIES
            Purchase of equipment ....................................................          (       4,020)
                                                                                                     --------
                                                                                                     --------


       CASH FLOWS FROM FINANCING ACTIVITIES
            Proceeds from notes payable
                                                                                                       40,000
            Increase in deferred offering costs ......................................    (20,000)
            Sale of common stock
                                                                                                        1,500
                                                                                                     --------

       Net cash provided by financing activities
                                                                                                       21,500
                                                                                                     --------

       Net increase in cash and cash equivalents
                                                                                                        8,881


       CASH AND CASH EQUIVALENTS - Beginning of period
                                                                                                     --------
                                                                                                     --------
                                                                                                     --------

       CASH AND CASH EQUIVALENTS - July 31, 2000 .....................................                      $
                                                                                                        8,881
                                                                                                     ========


     SUPPLEMENTAL INFORMATION:
         During the initial period October 21, 1999 to July 31, 2000, the Company paid no cash for interest or income taxes.



The accompanying notes are an integral part of these financial statements.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000



NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

Shopathomekids.com, Inc. (the "Company") is currently a development-stage company under the provisions of the Financial Accounting Standards Board ("FASB") Statement of Financial Accounting Standards ("SFAS") NO. 7. The Company was incorporated under the laws of the state of Texas on October 27, 1999 as Yippyyahoo.com, Inc. and changed its name on June 2, 2000.

The Company is a business-to-consumer ("B2C") Internet portal that enables the younger consumer (under 18) the ability to purchase safely online, Email, and chat with others. The Company has developed a website community that offers access to online video games and shopping, as well as chat rooms that cater to both young kids and teenagers. A proprietary credit card is currently in development, called the KidZ-n-TeenZ credit card, that will enable young consumers to transact online. The following domain names have been registered and are currently in use:

                             www.shopathomekids.com
                                www.kidz2000.com
                                www.teenz2000.com

Use of Estimates The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents.

Property and Equipment Property and equipment is stated at cost and are depreciated using the straight-line method over their estimated useful lives, generally five years.

Maintenance and repairs are charged to expense as incurred.

Concentration of Credit Risk The Company places its cash in what it believes to be credit-worthy financial institutions. However, cash balances may exceed FDIC insured levels at various times during the year.




                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000



     NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments
                    The carrying value of cash and cash equivalents and accrued expenses approximates fair value due to the relatively short maturity of these instruments. The carrying value of notes payable approximates fair value as the instruments were issued currently at market rates.

                    Long-lived Assets
                    Long-lived assets to be held and used are reviewed for impairment whenever events or changes in circumstances indicate that the related carrying amount may not be recoverable. When required, impairment losses on assets to be held and used are recognized based on the fair value of the assets and long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell.

                    Income Taxes
                    Income taxes are provided for based on the liability method of accounting pursuant to SFAS No. 109, "Accounting for
                    Income Taxes". Deferred income taxes, if any, are recorded to reflect the tax consequences on future years of differences between the tax bases of assets and liabilities and their financial reporting amounts at each year-end.

                    Earnings Per Share
                    The Company calculates earnings per share in accordance with SFAS No. 128, "Earnings Per Share", which requires presentation of basic earnings per share ("BEPS") and diluted earnings per share ("DEPS"). The computation of BEPS is computed by dividing income available to common stockholders by the weighted average number of outstanding common shares during the period. DEPS gives effect to all dilutive potential common shares outstanding during the period. The computation of DEPS does not assume conversion, exercise or contingent exercise of securities that would have an antidilutive effect on earnings. As of July 31, 2000, the Company has no securities that would effect loss per share if they were to be dilutive.

                    On February 17, 2000, the Company effected a 1,100 for 1 stock split. All share and per share items in these financial statements have been retroactively restated to reflect this stock split.

                    Comprehensive Income
                    SFAS No. 130, "Reporting Comprehensive Income", establishes standards for the reporting and display of comprehensive income and its components in the financial statements. The Company had no items of other comprehensive income and therefore has not presented a statement of comprehensive income.

                            SHOPATHOMEKIDS.COM, INC.
                          (A Development Stage Company)
                          NOTES TO FINANCIAL STATEMENTS
                                  JULY 31, 2000


     NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Offering Costs
                    Offering costs consist primarily of professional fees. These costs are charged against the proceeds of the sale of the common stock in the periods in which they occur.

   NOTE 2 -       PROPERTY AND EQUIPMENT

                          ............................................
                      Property and equipment is summarized as follows:

                      Computer Equipment & Software ..................   $13,420
                      Furniture and Fixtures .........................     4,000
                                                                          17,420
                      Less: Accumulated Depreciation .................     2,600
                                                                         $14,820

                    Depreciation expense for the period ended July 31, 2000 was $2,600.

   NOTE 3 -   NOTES PAYABLE

                    The Company is obligated under two notes payable, as follows:

o $10,000 pursuant to a note dated October 28, 1999. The Company will pay $10,000 interest if the note is paid within 18 months; if repaid after 18 months, the Company will pay interest of $20,000.
o $30,000 pursuant to a note dated June 5, 2000. The note bears interest at 10% per year and is due on June 5, 2002.
   NOTE 4 -   OTHER ASSETS

                    Other assets consist of offering costs which will be charged to the proceeds of the sale of common stock in the period in which it occurs.

   NOTE 5 -       NON-CASH FINANCIAL ACTIVITIES

                         16,500 shares of common stock,  valued at $1,375,  were
issued as a payment of interest on a note.

                         44,000 shares of common stock,  valued at $3,667,  were
issued as a payment for services.

                         168,300 shares of common stock, valued at $14,020, were
issued as a payment for services.

                         Stockholders contributed fixed assets with a historical
cost basis of $13,400.

        CHANGES AND DISAGREEMENTS WITH ACCOUNTANTS AND ACCOUNTING MATTERS


None.



                PART TWO. INFORMATION NOT REQUIRED IN PROSPECTUS






                    INDEMNIFICATION OF OFFICERS AND DIRECTORS

Information  on  this  item  is  set  forth  in  Prospectus  under  the  heading
"Disclosure of Commission Position on Indemnification for Securities Act Liabilities."

                   OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Information on this item is set forth in the Prospectus under the heading "Use of Proceeds."

                     RECENT SALES OF UNREGISTERED SECURITIES

None.
                                    EXHIBITS

The Exhibits required by Item 601 of Regulation S-B, and an index thereto, are attached.

                                  UNDERTAKINGS

The undersigned registrant hereby undertakes to:

(a) (1) File, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)  Include any prospectus required by section10(a)(3) of the Securities Act;

(ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and Notwithstanding the forgoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation From the low or high end of the estimated maximum offering range may be reflected in the form of prospects filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) Include any additional or changed material information on the plan of distribution.

(2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

(3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering. .

(b) Provide to the underwriter at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



                                    SIGNATURE

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Las Vegas, State of Texas on June 21, 2000

                                                      Shopathomekids.com, Inc.


                                                          By:/s/ Lewis Prowse II

                                                                 Lewis Prowse II

                                                                       President





                                       29

                            Special Power of Attorney

The undersigned constitute and appoint Lewis Prowse II their true and lawful attorney-in-fact and agent with full power of substitution, for him and in his name, place, and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Form SB-2 Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting such attorney-in-fact the full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact may lawfully do or cause to be done by virtue hereof.

     Pursuant  to  the   requirements  of  the  Securities  Act  of  1933,  this
registration statement has been signed by the following persons in the capacities and on the date indicated:



      ...................

     SIGNATURE ..........   TITLE      DATE



     /s/  Lewis Prowse II   Director   September 26, 2000


     /s/  Tara Mees .....   Director   September 26, 2000

     /s/  Romie Krickbaum   Director   September 26, 2000


     /s/  Larry Ballard .   Director   September 26, 2000






                                       30


                                  EXHIBIT INDEX






  ExhibitDescription
     3.1 Articles of Incorporation

     3.2 Bylaws

     3.3 Certificate of Amendment

     3.4 Certificate of Amendment

     5.1 Opinion Re: Legality

    23.1 Consent of Counsel

    23.2 Consent of Accountant

    24.1 Special Power of Attorney

    27.1 Financial Data Schedule

    99.1 Promissory Note to Shareholder

    99.2 Subscription Agreement
